UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2006
SINA Corporation
(Exact name of Registrant as specified in Charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	000-30698 (Commission File Number)	52-2236363 (I.R.S. Employer Identification No.)
Room 1802, United Plaza
1468 Nan Jing Road West
Shanghai 200040, China
(Address of Principal Executive Offices) (Zip Code)
(86-21) 6289 5678
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On January 6, 2006, SINA Corporation (“SINA” or the “Company”) announced that Hurst Lin, Chief Operating Officer of the Company, has indicated his intention to resign as Chief Operating Officer of the Company on March 31, 2006. The Company has not yet appointed a successor to serve as Chief Operating Officer upon Mr. Lin’s resignation. In addition, the board of directors of the Company has increased the size of the board of directors to ten directors and effective as of January 6, 2006 has appointed Mr. Lin to the board of directors of the Company. Mr. Lin has not been appointed to any committee of the board of directors.
During the fiscal year ended December 31, 2005, the Company paid to Mr. Lin an annual salary of $175,000 and a housing allowance of $30,000. In addition, with respect to the fiscal year ended December 31, 2005, the Company will pay to Mr. Lin a bonus of up to $105,000 (which specific amount has not yet been determined) and an education allowance for one child (which specific amount has not yet been determined). In 2006, the Company is currently paying to Mr. Lin an annual salary of $175,000. The total compensation package for Mr. Lin during 2006 has not yet been determined. On November 27, 2000, the Company entered into a change of control agreement with Mr. Lin. In this agreement, the Company agreed to accelerate the vesting of all of Mr. Lin’s options upon a change of control in which the successor corporation does not assume such outstanding options.
Except for reimbursement for reasonable travel expenses relating to attendance at board meetings and the grant of share options, the Company’s directors are not currently compensated for their services as directors but the Company’s Articles of Association provide that they may be compensated at the discretion of the directors. The Company’s non-employee directors are eligible to participate in the Company’s 1999 Directors’ Stock Option Plan (the “Directors’ Plan”). The Directors’ Plan provides for the grant to nonemployee directors of: (1) a nonstatutory share option to purchase 37,500 ordinary shares on the date on which a nonemployee becomes a member of the Company’s board of directors, and (2) an additional nonstatutory share option to purchase 15,000 shares on the date of the shareholders’ meeting for each board member who has served on the board for at least six months. The Company has not yet granted an option to purchase 37,500 ordinary shares under the Directors’ Plan to Mr. Lin because he is currently an employee of the Company.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Press Release issued by SINA Corporation on January 6, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINA CORPORATION (Registrant)
Date: January 12, 2006	By:	/s/ Charles Chao
Charles Chao
President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
No.	Description
99.1	Press Release Issued by SINA Corporation on January 6, 2006.